                                                                     EXHIBIT 3.1

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                          CERTIFICATE OF INCORPORATION





                                       OF





                          TOREADOR ROYALTY CORPORATION




                             ----------><----------






                               DATED JULY 13, 1951






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                          CERTIFICATE OF INCORPORATION

                                       OF

                          TOREADOR ROYALTY CORPORATION


                                -----------------


         FIRST:  The name of the Corporation is Toreador Royalty Corporation.

         SECOND: Its principal office in the State of Delaware is to be located at 129 South State Street, City of Dover, County of Kent and its resident agent is United States Corporation Company whose address is 129 South State Street in said city of Dover.

         THIRD: The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on, are as follows:

         To establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same.

         To acquire, bring together, hold, dispose of and deal in royalty and other interests in minerals, and to manage, control and exploit said mineral interests, and to collect the revenue arising therefrom.

         To purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor the stocks, bonds, or other obligations of the Corporation or to make payment therefor by any other lawful means of payment whatsoever, and to exercise all the privileges of ownership, including voting upon the securities so held.

         To enter into and carry out partnerships of every kind and description, whether general, mining or special, with any persons, firms, trusts, associations or any other corporations whatsoever for operating and developing mines, oil wells, gas wells and interests therein, whether owned jointly by the Corporation and such persons, firms, trusts, associations and other corporations or otherwise, and for exercising any other powers of the Corporation.

         To enter into and carry out contracts of every kind pertaining to the business of the Corporation.

         To borrow or raise money for any of the purposes of this Corporation, and from time to time without limit as to amount to draw, make, accept, endorse, execute or issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and any other obligations or securities convertible into any one or more classes of capital stock of the Corporation; to secure the payment thereof and of the interest thereon by mortgage, pledge, conveyance or assignment in trust of the whole or any part of the property of this Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge or otherwise dispose of such obligations of the Corporation for its corporate purposes.

         To purchase or otherwise acquire, hold, sell, redeem, assign, pledge, transfer, reissue, cancel or otherwise dispose of any shares of the capital stock or other obligations of the Corporation, except insofar as otherwise provided in this Certificate of Incorporation, and provided that the Corporation shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause any impairment of its capital, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To acquire, use, sell, grant or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names relating to or useful in connection with any business of the Corporation.

         To carry on its business and have offices and agencies therefor in all parts of the world and to hold, purchase, mortgage and convey real and personal property in all parts of the world.

         To acquire all or any part of the good will, rights, property and business of any person, partnership, firm, trust, association or corporation heretofore or hereafter engaged in any business similar to that which the Corporation has the power to conduct, to pay for the same in cash or in stock, bonds or other obligations of the Corporation or otherwise; to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired; to assume in connection therewith any liabilities of any such person, partnership, firm, trust, association or corporation; and to conduct the whole or any part of the business thus acquired.

         To do everything necessary, proper, and advisable for the accomplishment of any of the purposes or the attainment of any of the objects hereinbefore set forth and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the laws thereof and to do any or all of the things hereinbefore set forth to the same extent as natural persons could do, and in any part of the world, as principal, agent or otherwise, and either alone or in company with others.

         The objects and purposes specified in the foregoing clauses of this Article Third shall, except where otherwise expressed in this Article, be in no wise limited or restricted by reference to, or inference from the terms of any other clause of this or any other Article in this Certificate of Incorporation but shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

         The Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted to corporations of this character by the laws of the State of Delaware, as in force from time to time, so far as not in conflict herewith, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by said laws now or hereafter in force; provided, however, that the Corporation shall not in any state, territory, district, possession or country carry on any business or exercise any powers which a corporation organized under the laws thereof may not carry on or exercise.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be 1,760,000, of which 960,000 shares shall be Preferred Stock of the par value of 62 1/2 cents per share and 800,000 shares shall be Common Stock of the par value of 62 1/2 cents per share.

         The designations, preferences, privileges and voting powers of the capital stock and the restrictions or qualifications thereof are as follows:

         1. The Preferred Stock of the par value of 62 1/2 cents per share shall be called "4% Preferred Stock." The holders of the 4% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, dividends in cash commencing on October 1, 1951, from the surplus of the Corporation or from the net profits arising from its business at the rate of Four per cent (4%) per annum and no more, payable in or for each year on such date or dates as the Board of Directors may determine. Dividends on the 4% Preferred Stock for the remaining portion of the year 1951 and for each calendar year thereafter shall be cumulative but only to the extent that "net profits", as that term is herein defined, are earned in the applicable dividend period. Dividends at the rate of Four per cent (4%) per annum shall be paid or set apart for payment in or for any of such periods before any dividends on the Common Stock shall be paid or set apart for payment or any Common Stock acquired for a consideration by the Corporation in that period. If dividends at the rate of Four per cent (4%) per annum shall not have been paid or set apart for payment on the 4% Preferred Stock in or with respect to any period although there shall have been net profits earned in such period, such dividends shall be cumulative and shall be fully paid or set apart for payment, but not in an aggregate amount exceeding such net profits, before any dividend on the Common Stock shall be paid or set apart for payment or any Common Stock acquired for a consideration by the Corporation.

         The term "surplus" shall, for the purposes of this Article Fourth, mean the net assets of the Corporation in excess of its capital. The tern "net profits" of the Corporation shall, for the purposes of this Article Fourth, mean the net income of the Corporation as determined by the Board of Directors for the period from October 1, 1951 to the end of the year 1951 and for each calendar year thereafter (such portion of 1951 and each calendar year thereafter being herein sometimes called a dividend period) in accordance with generally accepted principles of accounting.

         2. If with respect to any dividend period, there shall remain any surplus or net profits after (1) all cumulative dividends upon the 4% Preferred Stock shall have been paid or set apart for payment in or for each previous dividend period in which such dividends shall have been earned and (2) dividends upon the 4% Preferred Stock shall have been paid or set apart for payment in full for the current dividend period, then any and all such surplus or net profits, not in the opinion of the Board of Directors required to be retained in the business, shall be applicable to dividends on the Common Stock when and if from time to time the same shall be declared by the Board of Directors, and the Board of Directors may declare, and out of such surplus or net profits may pay, dividends upon the Common Stock of the Corporation.

         3. In the event of any dissolution, liquidation or winding up of the Corporation, voluntary or involuntary, the holders of the 4% Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, an amount equal to 62 1/2 cents per share plus all cumulative dividends not declared and paid or set aside for payment, and an amount computed at the annual dividend rate of 4% on the shares from the period from the beginning of the current year to the effective date for such dissolution, liquidation or winding up of the Corporation, less any dividends paid during such period with respect to the current year, and no more. If such payment shall have been made in full to the holders of the 4% Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings.

         4. No holder of 4% Preferred Stock or of Common Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever or of securities convertible into or exchangeable for stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         5. Except when otherwise by statute specifically provided, without the affirmative vote of the holders of at least a majority in interest of the 4% Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the 4% Preferred Stock shall have voted separately as a class, the Corporation will not (1) create any other class or classes of stock ranking prior to or on a parity with the 4% Preferred Stock either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class of stock, or (2) amend, alter or repeal any of the provisions relating to the 4% Preferred Stock so as adversely to affect the preferences, privileges, rights or powers of the 4% Preferred Stock, or (3) merge or consolidate with any other corporation or sell all or substantially all of the Corporation's property or assets, or (4) voluntarily dissolve.

         6. Except when otherwise by statute specifically provided the holders of the 4% Preferred Stock shall have with respect to the election of Directors the exclusive right, voting separately as a class, to elect two Directors of the Corporation. Each holder of Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation for the election of such Directors.

         At all times (subject to the limited and special voting rights and powers of the 4% Preferred Stock herein above set forth) each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation and except as herein otherwise provided the holders of the Preferred Stock shall not be entitled to vote.

         7. The Corporation at the option of the Board of Directors may redeem the 4% Preferred Stock at the time outstanding, in whole at any time or in part from time to time, upon notice duly given as hereinafter provided, at the price of 63 3/4 cents per share, together with all cumulative dividends not declared and paid or set aside for payment and an amount computed at the annual dividend rate of 4% on the shares for the period from the beginning of the current year to the date fixed for redemption, less any dividends paid during such period with respect to the current year.

         At least 30 days previous notice of such redemption shall be mailed to the holders of records of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

         In case of redemption of part only of the 4% Preferred Stock at the time outstanding, the Corporation shall designate by lot the shares so to be redeemed. The Board of Directors shall have full power and authority to prescribe the manner in which drawings by lot shall be conducted and, subject to the limitations and the provisions herein contained, the terms and conditions upon which the 4% Preferred Stock shall be redeemed from time to time.

         If such notice of redemption shall have been duly given, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares of the 4% Preferred Stock so called for redemption shall no longer be deemed to be outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

         Notwithstanding the foregoing provisions of this paragraph 7, the Corporation may not redeem the 4% Preferred Stock in whole or in part if as a result of such redemption the majority of its Capital Stock of all classes in number and aggregate par value is legally or equitably owned by aliens prohibited by law from owning land in Texas.

         FIFTH: The minimum amount of capital with which this Corporation will commence business is one thousand dollars ($1,000.00).

         SIXTH:  This Corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is, subject to any conditions specifically imposed in this Certificate of Incorporation, expressly authorized:

         Without the consent or vote of the stockholders, to authorize, issue and sell bonds, debentures or other obligations of the Corporation, whether secured or unsecured, to include therein such provisions as to redemption, conversion rights into the capital stock of the Corporation or otherwise, as the Board of Directors in its discretion may determine, and to authorize the mortgaging or pledging of any property of the Corporation, real or personal, including after-acquired property.

         To remove at any time, with or without cause, any officer elected or appointed by the Board of Directors, but only by the affirmative vote of the majority of the members of the Board of Directors then in office, and to remove, with or without cause, any other officer or employee of the Corporation or to confer such power on any committee or officer.

         To make, alter, amend and repeal the Bylaws of the Corporation, subject, however, to the power of the stockholders to alter, amend or repeal any action so taken by the Board of Directors.

         To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

         By resolution or resolutions adopted by a majority of the members of the Board of Directors then in office to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by a majority of the members of the Board of Directors then in office.

         NINTH: So long as the 4% Preferred Stock shall be outstanding, the Corporation shall have seven Directors, two of whom shall be elected by the holders of the 4% Preferred Stock. At such time as the 4% Preferred Stock shall cease to be outstanding, the number of Directors shall be fixed by the Bylaws.

         Any Director elected or appointed by the stockholders of the Corporation or by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of the class of stock entitled to vote for the election of such Director or Directors, at a special meeting of such class of stockholders of the Corporation held for the purpose; provided, however, that such proposed action is stated in the notice of such special meeting.

         TENTH:  The names and residences of each of the incorporators are:

                  NAMES                                       RESIDENCES

         Charles N.  Caldwell........................160 Broadway, New York 38, N. Y.

         Harry B. Davis..............................160 Broadway, New York 38, N. Y.

         Garvin P. Kiernan...........................160 Broadway, New York 38, N. Y.

         ELEVENTH: The Corporation may enter into contracts or transact business with one or more of its Directors, or with any firm in which one or more of its Directors is a partner, or with any corporation or association in which any one or more of its Directors is a stockholder, Director or officer, and such contract or transaction shall not be invalidated or in any wise affected by the fact that such Director or Directors have or may have interests therein which are or might be adverse to the interests of the Corporation, even though the vote of the Director or Directors having such adverse interests shall have been necessary to obligate the Corporation upon such contract or transaction; and no Director or Directors having such adverse interests shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such Director or Directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at that time were fair. Nothing herein contained, however, shall protect or purport to protect any Director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the holders of a majority of the stock entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure to submit any such contract, transaction or act to the stockholders for approval or ratification or any failure of the stockholders to approve or ratify such contract, transaction or act, when submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers, of their right to proceed with such contract, transaction or action.

         TWELFTH: The Corporation shall indemnify every Director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or officer of the Corporation, or at its request of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director or officer; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

         THIRTEENTH: Meetings of stockholders may be held without the State of Delaware if the Bylaws so provide. The books of the Corporation may be kept (subject to any provisions contained in the Delaware statutes or in the statutes of any state in which the Corporation may qualify) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the Bylaws of the Corporation.

         FOURTEENTH: Except as limited herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being all of the incorporators hereinbefore named, for the purpose of forming a corporation under the provisions of the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 13th day of July, 1951.



                                             /s/ CHARLES N. CALDWELL
                                             ----------------------------------
                                             CHARLES N. CALDWELL



                                             /s/ HARRY B. DAVIS
                                             ----------------------------------
                                             HARRY B. DAVIS



                                             /s/ GARVIN P. KIERNAN
                                             ----------------------------------
                                             GARVIN P. KIERNAN

STATE OF NEW YORK,              )
COUNTY OF NEW YORK,             )   ss.:

         BE IT REMEMBERED that on this 13th day of July, 1951, personally came before me Catherine E. McNealy, a Notary Public for the State of New York, CHARLES N. CALDWELL, HARRY B. DAVIS, and GARVIN P. KIERNAN, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

         Given under my hand and seal of office the day and year aforesaid.



{SEAL}

                                             /s/ CATHERINE E. MCNEALY
                                             --------------------------------
                                             Notary Public, State of New York

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TOREADOR ROYALTY CORPORATION

                                  * * * * * * *

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                   SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE.

                                  * * * * * * *


         WE, JACK FROST, President and JOHN MACKENZIE, JR., Secretary of Toreador Royalty Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

         1. That the Certificate of Incorporation of said corporation has been amended as follows:

                  (a) By striking out the first paragraph of Article Fourth thereof as it now exists and inserting in lieu thereof a new first paragraph, reading as follows:

                  "The total number of shares of capital stock which the Corporation shall have authority to issue shall be 2,960,000, of which 960,000 shares shall be Preferred Stock of the par value of 62 1/2 cents per share and 2,000,000 shares shall be Common Stock of the par value of 62 1/2 cents per share."

                  (b) By striking out the first paragraph of Article Ninth thereof as it now exists and inserting in lieu thereof a new first paragraph, reading as follows:

                  "So long as the 4% Preferred Stock shall be outstanding, the Corporation shall have ten Directors, two of whom shall be elected by the holders of the 4% Preferred Stock. At such time as the 4% Preferred Stock shall cease to be outstanding, the number of Directors shall be fixed by the Bylaws."

         2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, WE, JACK FROST, President, and JOHN MACKENZIE, JR., Secretary of Toreador Royalty Corporation, have signed this Certificate and caused the corporate seal of the corporation to be hereunto affixed this 13th day of January, 1958.




                                                   /s/ JACK FROST
                                             --------------------------------
                                                      (President)



                                                 /s/ JOHN MACKENZIE, JR.
                                             --------------------------------
                                                        (Secretary)

STATE OF NEW YORK,       )
COUNTY OF NEW YORK,      )     ss.:

         BE IT REMEMBERED that on this 13th day of January, 1958, personally came before me, Truman G. Oakley, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgments or proofs of deeds, Jack Frost, President of Toreador Royalty Corporation, a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he the said Jack Frost, as such President, acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signature of said President and of the Secretary of said corporation to said foregoing Certificate are in the handwriting of the said President and of the Secretary of said corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                                 /s/ TRUMAN G. OAKLEY
                                             --------------------------------
                                                   Truman G. Oakley
                                             Notary Public, State of New York

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TOREADOR ROYALTY CORPORATION

                                  * * * * * * *

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                   SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE.

                                  * * * * * * *


         WE, EARL E. WESTMORELAND, President and JOHN MACKENZIE, JR., Secretary of Toreador Royalty Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

         1. That the Certificate of Incorporation of said corporation has been amended as follows:

                  By striking out the first paragraph of Article Ninth thereof as it now exists and inserting in lieu thereof a new first paragraph, reading as follows:

                  "So long as the 4% Preferred Stock shall be outstanding, the Corporation shall have eleven Directors, two of whom shall be elected by the holders of the 4% Preferred Stock. At such time as the 4% Preferred Stock shall cease to be outstanding, the number of Directors shall be fixed by the Bylaws."

         2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, WE, EARL E. WESTMORELAND, President, and JOHN MACKENZIE, JR., Secretary of Toreador Royalty Corporation, have signed this Certificate and caused the corporate seal of the corporation to be hereunto affixed this _____ day of June, 1958.




                                               /s/ EARL E. WESTMORELAND
                                             --------------------------------
                                                       (President)



                                                   JOHN MACKENZIE, JR.
                                             --------------------------------
                                                      (Secretary)

STATE OF NEW YORK,       )
COUNTY OF NEW YORK,      )    ss.:

         BE IT REMEMBERED that on this 28th day of August, 1958, personally came before me, Eileen E. Pate, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgments or proofs of deeds, Earl E. Westmoreland, President of Toreador Royalty Corporation, a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he, the said Earl E. Westmoreland, as such President acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signature of said President and of the Secretary of said corporation to said foregoing Certificate are in the handwriting of the said President and of the Secretary of said corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                             /s/ EILEEN E. PATE
                                             --------------------------------
                                                 Eileen E. Pate
                                          Notary Public, State of New York

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TOREADOR ROYALTY CORPORATION

                                  * * * * * * *

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware.

                                  * * * * * * *


         WE, EARL E. WESTMORELAND, President and NORMA GENE SMITH, Assistant Secretary of Toreador Royalty Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

         1. That the Certificate of Incorporation of said corporation has been amended as follows:

                  By striking out the first paragraph of Article Ninth thereof as it now exists and inserting in lieu thereof a new first paragraph, reading as follows:

                  "So long as the 4% Preferred Stock shall be outstanding, the Corporation may have eleven Directors, two of whom shall be elected by the holders of the 4% Preferred Stock. At such time as the 4% Preferred Stock shall cease to be outstanding, the number of Directors shall be fixed by the Bylaws."

         2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, WE, EARL E. WESTMORELAND, President, and NORMA GENE SMITH, Assistant Secretary of Toreador Royalty Corporation, have signed this Certificate and caused the corporate seal of the corporation to be hereunto affixed this 19th day of December, 1963.


ATTEST:                                 TOREADOR ROYALTY CORPORATION

     /s/ NORMA GENE SMITH                    /s/ EARL E. WESTMORELAND
     ---------------------                   ------------------------
      Assistant Secretary                           President

STATE OF TEXAS,          )
COUNTY OF DALLAS,        )   ss.:

         BE IT REMEMBERED that on this 19th day of December, A.D. 1963, personally came before me a Notary Public in and for the County and State aforesaid, Earl E. Westmoreland, President of Toreador Royalty Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Earl E. Westmoreland, as such President duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Assistant Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                             --------------------------------
                                                       Notary Public

                           CERTIFICATE OF AMENDMENT OF
                  CERTIFICATE OF INCORPORATION, AS AMENDED, OF
                          TOREADOR ROYALTY CORPORATION
                 -----------------------------------------------



         TOREADOR ROYALTY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Company, and calling a meeting of the stockholders of the Company for consideration thereof:

                  RESOLVED, That the Certificate of Incorporation, as amended, of the Company be amended by changing the first paragraph of Article Fourth thereof so that, as amended, said first paragraph of Article Fourth shall be and read as follows:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be 5,960,000, of which 960,000 shares shall be Preferred Stock of the par value of 62-1/2 cents per share and 5,000,000 shares shall be the Common Stock of the par value of 15.625 cents per share."

         SECOND: Each share of Common Stock, par value 62.5 cents per share, of the Corporation which shall be issued immediately prior to the close of business on the date on which this Certificate of Amendment becomes effective shall, at the close of business on that date be changed and reclassified into four (4) shares of Common Stock, par value 15.625 cents per share. Each certificate representing shares of Common Stock issued immediately prior to the close of business on the date on which this Certificate of Amendment becomes effective, shall thereafter represent the same number of shares of Common Stock, and the Corporation shall issue to, or upon the order of, each person who holds shares of Common Stock of record immediately prior to the close of business on the date on which this Certificate of Amendment becomes effective, a new certificate or certificates representing three (3) additional shares of Common Stock, par value
15.625 cents per share, for each share of Common Stock, par value 62.5 cents per share (as previously classified), so held of record by that holder.

         THIRD: That thereafter, pursuant to resolution of the Board of Directors of the Company, a special meeting of the stockholders of the Company was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the said amendment.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That the capital of the Company will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said TOREADOR ROYALTY CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Earl
E. Westmoreland, its President, and Norma Gene Harkins, its Assistant Secretary, this 12th day of March, 1981.


ATTEST:                                 TOREADOR ROYALTY CORPORATION

    /s/ NORMA GENE HARKINS                   /s/ EARL E. WESTMORELAND
    -----------------------------            --------------------------------
    Norma Gene Harkins, Assistant            Earl E. Westmoreland, President
           Secretary

                           CERTIFICATE OF AMENDMENT OF
                  CERTIFICATE OF INCORPORATION, AS AMENDED, OF
                          TOREADOR ROYALTY CORPORATION
               --------------------------------------------------



         TOREADOR ROYALTY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Company, and calling a meeting of the stockholders of the Company for consideration thereof:

                  RESOLVED, That the Certificate of Incorporation, as amended, of the Company be amended by changing Article Twelfth thereof so that, as amended, said Article Twelfth shall be and read as follows:

                  "TWELFTH:

                  A.       LIMITATION OF CERTAIN LIABILITY OF
                           DIRECTORS.

                           No Director or former Director of the Corporation
                  shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of this Article Twelfth shall not have any effect on the availability to the stockholders, the Corporation, or the Board of Directors of equitable remedies, such as injunctive relief or rescission, for the breach or threatened breach of fiduciary duty by a director of the Corporation. The foregoing elimination of certain liability of Directors or former Directors shall not be deemed exclusive of any other rights or limitation of liability to which a Director or former Director may be entitled under any bylaw provision, agreement, vote of stockholders and/or disinterested directors, or otherwise.

                           Any repeal or modification of this Article Twelfth by
                  the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  B.       INDEMNIFICATION.

                           The Corporation shall indemnify a person who was or
                  is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including attorney's fees), judgments, penalties (including excise and similar taxes), fines and settlements actually incurred by such person to the full extent authorized by the Bylaws of the Corporation, the Delaware General Corporation Law, by indemnification contract, or otherwise."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Company, a meeting of the stockholders of the Company was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said TOREADOR ROYALTY CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by CONLEY R. GOODRUM, its President, and Anna R. Santucci, its (Assistant) Secretary, this 29th day of May, 1987.








                                  TOREADOR ROYALTY CORPORATION

                                        /s/ CONLEY R. GOODRUM
                                     -------------------------------
                                     CONLEY R. GOODRUM, President


[SEAL]


ATTEST:


          /s/ ANNA R. SANTUCCI
          -------------------------
              Anna R. Santucci,
            (Assistant) Secretary

                           CERTIFICATE OF AMENDMENT OF
                  CERTIFICATE OF INCORPORATION, AS AMENDED, OF
                          TOREADOR ROYALTY CORPORATION

     TOREADOR ROYALTY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
(the "Company"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation, as amended, of the Company, and called a meeting of the Stockholders of the Company for consideration thereof:

          "RESOLVED, that the Board of Directors deems it advisable that the Certificate of Incorporation, as amended, of the Corporation be amended so that the existing Article Fourth shall be amended by deleting the existing text in its entirety, and inserting the following text, so that Article Fourth shall read in its entirety as follows:

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be 10,000,000 shares, all of which shall be Common Stock with a par value of $.15625 per share. Each share of stock shall have identical rights and privileges in every respect. No holder of Common Stock shall have any preemptive rights. At all times each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

          FURTHER RESOLVED, that the Board of Directors deems it advisable that the Certificate of Incorporation, as amended, of the Corporation be amended so that the Article Ninth shall be deleted in its entirety.

     SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Company, a meeting of the stockholders of the Company was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the said amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TOREADOR ROYALTY CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Peter
R. Vig, its President, and James S. Blair, its Assistant Secretary, this 21st day of June, 1990.



                                             TOREADOR ROYALTY CORPORATION


                                             By: /s/ PETER R. VIG
                                                 -------------------------
                                                 Peter R. Vig, President

[SEAL]

ATTEST:


By: /s/ JAMES S. BLAIR
    -----------------------
    James S. Blair
    Assistant Secretary

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                          TOREADOR ROYALTY CORPORATION

     TOREADOR ROYALTY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted, pursuant to a unanimous written consent dated as of April 13, 1992, the following resolution providing for the following amendment to the Certificate of Incorporation of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby recommends that the Certificate of Incorporation of the Corporation be amended by striking the current Article Fourth thereof and replacing it with the following Article Fourth so that, as amended, said Article Fourth shall be and read in its entirety as follows:

          "FOURTH:

               Section 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 14,000,000, consisting of (1) 4,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 10,000,000 shares of Common Stock, par value $.15625 per share ("Common Stock").

               Section 2. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                    (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                    (b) whether the shares of such series shall have voting
               rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                    (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                    (d) whether the shares of such series shall be subject to
               redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                    (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                    (f) whether the shares of such series shall be subject to
               the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    (h) the limitations and restrictions, if any, to be
               effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                    (i) the conditions or restrictions, if any, upon the
               creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                    (j) any other powers, preferences and relative,
               participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

               The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

               Section 3. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the

         Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the foregoing amendment to the Corporation's Certificate of Incorporation was submitted to the stockholders of said corporation for their approval at the 1992 annual meeting thereof.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Toreador Royalty Corporation has caused this certificate to be signed by Peter R. Vig, its President, and J. W. Bullion, its Secretary, this 10th day of August, 1992.



                                          TOREADOR ROYALTY CORPORATION


                                          By: /s/ PETER R. VIG
                                              -----------------------
                                              Peter R. Vig, President


ATTEST:


By: /s/ J. W. BULLION
    ------------------------
    J. W. Bullion, Secretary